Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 18, 2010 relating to the consolidated financial statements and the financial statement schedule of Daqo New Energy Corp. as of December 31, 2007, 2008 and 2009 and for the period from November 22, 2007 (inception) to December 31, 2007 and for the years ended December 31, 2008 and 2009, which report expresses an unqualified opinion on the consolidated financial statements and the financial statement schedule and includes an explanatory paragraph as to the adoption of a new accounting standard related to the presentation and disclosure requirements for noncontrolling interest, appearing in Registration Statement No. 333-164307 of Daqo New Energy Corp. on Form F-1 under the Securities Act of 1933. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

February 14, 2011